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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported): JANUARY 9, 2004



                                CYBERONICS, INC.
             (Exact name of registrant as specified in its charter)


   DELAWARE                        0-19806                      76-0236465
(State or other                  (Commission                   (IRS Employer
jurisdiction of                 file number)                Identification No.)
incorporation)

                               CYBERONICS BUILDING
                            100 CYBERONICS BOULEVARD
                              HOUSTON, TEXAS 77058
               (Address of principal executive offices) (Zip code)

                                 (281) 228-7200
               Registrant's telephone number, including area code:

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ITEM 5. OTHER EVENTS.

           The Board of Directors of Cyberonics, Inc. (the "Company") has approved Amendment No. 4 to the Company's Second Amended and Restated Preferred Share Rights Agreement (the "Agreement"). As amended, the Agreement provides that Boston Scientific Corporation ("BSX") may acquire up to 20% of the Company's outstanding shares, or such lesser amount as BSX holds as of the close of business on the tenth business day following the earlier of the expiration or termination of the Hart Scott Rodino Act waiting period, but in no event later than February 28, 2004. The press release announcing such amendment as well as Amendment No. 4 to the Second Amended and Restated Preferred Shares Right Agreement are attached hereto as exhibits.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits

                  99.1 Press Release of Cyberonics, Inc. dated as of January 12, 2004.

                  99.2 Amendment No. 4 to the Second Amended and Restated Preferred Share Rights Agreement between Cyberonics, Inc. and Fleet National Bank, dated as of January 9, 2004.

ITEM 9. REGULATION FD DISCLOSURE

           In accordance with General Instruction B.2. of Form 8-K, the Press Release attached hereto as Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      CYBERONICS, INC.


                                      /s/ Pamela B. Westbrook
                                      ------------------------------------------
                                      Pamela B. Westbrook
                                      Vice President, Finance and Administration
                                      and Chief Financial Officer

Date: January 13, 2004



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                                  EXHIBIT LIST


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
         99.1     Press Release of Cyberonics, Inc. dated as of January 12,
                  2004.

         99.2 Amendment No. 4 to the Second Amended and Restated Preferred Share Rights Agreement between Cyberonics, Inc. and Fleet National Bank, dated as of January 9, 2004.
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